SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 10549

_________________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

CORILLIAN CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

April 9, 2003

Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Corillian Corporation (the “Company”).

Place:	Heathman Hotel

1001 SW Broadway
Portland, Oregon

Date: Wednesday, May 7, 2003

Time: 10:00 a.m. local time

      The Notice of the Annual Meeting and Proxy Statement accompany this letter. The Proxy Statement describes the business to be transacted at the meeting and provides other information concerning the Company.

      The principal business to be transacted at the Annual Meeting will be election of directors and ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003. The Board of Directors recommends that shareholders vote for election of the nominated directors and ratification of KPMG LLP as the Company’s independent auditors.

      We know that many of our shareholders will be unable to attend the Annual Meeting. Proxies are therefore solicited so that each shareholder has an opportunity to vote on all matters that are scheduled to come before the meeting. Whether or not you plan to attend the Annual Meeting, we hope that you will have your stock represented by marking, signing, dating and returning your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

Sincerely,

Alex P. Hart
Chief Executive Officer and President

IMPORTANT

A proxy card is enclosed herewith. All shareholders are urged to complete and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any shareholder attending the Annual Meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.

IT IS IMPORTANT THAT YOUR STOCK BE VOTED

CORILLIAN CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 7, 2003

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Corillian Corporation, an Oregon corporation (the “Company”), will be held on Wednesday, May 7, 2003 at 10:00 a.m. local time, at the Heathman Hotel, located at 1001 SW Broadway, Portland, Oregon:

1. To elect two (2) directors to the Company’s Board of Directors.

2. To ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only shareholders of record at the close of business on March 17, 2003, will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

      ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT THAT YOU SHOULD ATTEND THE ANNUAL MEETING.

By Order of the Board of Directors

Steven Sipowicz
Chief Financial Officer and Secretary

Portland, Oregon

April 9, 2003

PROXY STATEMENT FOR 2003 ANNUAL MEETING OF SHAREHOLDERS
GENERAL
PROPOSAL 1: ELECTION OF DIRECTORS
Summary Compensation Table
Option Grants in 2002
Aggregate Option Exercises in 2002 and Year-End Option Values
COMPARISON OF TOTAL CUMULATIVE SHAREHOLDER RETURN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

PROXY STATEMENT FOR 2003 ANNUAL MEETING OF SHAREHOLDERS

GENERAL

      This proxy statement and the enclosed form of proxy are being mailed on or about April 9, 2003, to shareholders of Corillian Corporation, an Oregon corporation, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders to be held on May 7, 2003, at 10:00 a.m. local time, at the Heathman Hotel, located at 1001 SW Broadway, Portland, Oregon, and any adjournment thereof (the “Annual Meeting”). Our principal executive offices are located at 3400 NW John Olsen Place, Hillsboro, Oregon 97124.

Revocability of Proxies

      A shareholder giving a proxy has the power to revoke that proxy at any time before it is exercised by filing with our Secretary an instrument of revocation, or a duly exercised proxy bearing a later date, or by personally attending and voting at the Annual Meeting.

Record Date and Outstanding Shares

      Only shareholders of record at the close of business on March 17, 2003 (the “Record Date”) will be entitled to vote at the meeting. At the close of business on the Record Date, there were 36,289,275 shares of our common stock outstanding.

Quorum and Voting

      Each share of our common stock entitles the holder thereof to one vote. Under Oregon law, action may be taken on a matter submitted to shareholders only if a quorum exists with respect to such matter. A majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum.

      If a quorum is present, a nominee for election to the Board of Directors will be elected by a plurality of the votes cast by shares entitled to vote at the Annual Meeting. For all other matters, action will be approved if the votes cast in favor of the action exceed the votes cast opposing the action.

      Shares represented by a properly executed proxy will be voted in accordance with the shareholder’s instructions, if given. If no instructions are given, shares will be voted “FOR” (i) the election of the nominees for directors named herein, (ii) the ratification of the selection of KPMG LLP as our independent auditors for fiscal year 2003 and (iii) the recommendations of management on any other matters properly brought before the Annual Meeting. The Board of Directors knows of no other matters to be presented for action at the meeting.

      Proxies that expressly indicate an abstention as to a particular proposal and broker non-votes will be counted for purposes of determining whether a quorum exists at the Annual Meeting, but will not be counted for any purposes in determining whether a proposal is approved and have no effect on the determination of whether a plurality exists with respect to a given nominee. Proxies and ballots will be received and tabulated by Mellon Investor Services LLP, the Company’s transfer agent.

Solicitation of Proxies

      This solicitation is being made on behalf of and the cost of soliciting proxies will be borne by us. In addition to solicitation by mail, certain of our directors, officers, and regular employees may solicit proxies personally or by telephone or other means without additional compensation. Brokers, nominees and fiduciaries will be reimbursed in accordance with customary practice for expenses incurred in obtaining proxies or authorizations from the beneficial shareholders. Your cooperation in promptly completing, signing, dating and returning the enclosed proxy card will help avoid additional expense.

PROPOSAL 1: ELECTION OF DIRECTORS

      The Board of Directors is divided into three classes. The terms of the directors in each class expire at the annual meeting of shareholders in the years listed on the chart below. The directors in Class 1 were elected at the 2001 annual meeting of shareholders, and the directors in Class 2 were elected at the 2002 annual meeting of shareholders. All other directors were last elected to the Board of Directors at the 2000 annual meeting of shareholders, except for Eric Dunn, who was appointed to the Board of Directors in July 2001.

Class 1 Directors	Class 2 Directors	Class 3 Directors

2004	2005	2003
		Ted F. Spooner
Robert G. Barrett Alex P. Hart	Ravi Mohan John B. McCoy	Jay N. Whipple III Eric Dunn

      The Board of Directors has nominated Messrs. Whipple and Dunn for election as directors in Class 3, to serve for three-year terms and until their successors are elected and qualified, unless they shall earlier resign, become disqualified or disabled or shall otherwise be removed. Mr. Spooner will be leaving the Board of Directors, effective May 7, 2003.

      The Board of Directors recommends that the shareholders vote “FOR” the election of all nominees.

      Although the Board of Directors anticipates that all nominees will be available to serve as directors of Corillian, if any of them do not accept the nomination, or otherwise are unwilling or unable to serve, the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

Board and Nominee Biographical Information

      Set forth below are the ages, as of the Record Date, and certain biographical information for each director and nominee.

      John B. McCoy, age 59, has served as our Chairman of the Board since June 2000. Mr. McCoy was Chairman from November 1999 and Chief Executive Officer from October 1998 of Bank One Corporation until his retirement in December 1999. Mr. McCoy served as Chairman and Chief Executive Officer of Banc One Corporation from 1987 to 1998. He serves as a Director of SBC Communications Inc., Cardinal Health, Inc. and Federal Home Loan Mortgage Corporation.

      Ted F. Spooner, age 45, founded Corillian, served as our Chief Executive Officer from our inception in April 1997 until October 2002 and has served as our Vice Chairman of the Board since January 2001. Mr. Spooner served as our Chief Corporate Strategist from October 2002 until April 2003. From April 1997 to June 2000, Mr. Spooner served as our Chairman of the Board, and from May 2000 to January 2001, he served as our President. From September 1995 to April 1997, he served as Senior Vice President of Internet Services for CheckFree Corporation, a financial transaction processing company. Mr. Spooner was the founder of Interactive Solutions Corporation, a developer of financial services software, and served as its Chief Executive Officer from October 1994 until it was acquired by CheckFree in September 1995. Mr. Spooner holds a B.S. degree in Business Administration from Portland State University.

      Alex P. Hart, age 40, has served as a director of Corillian since January 2001, as Chief Executive Officer since October 2002 and as President since January 2001. Mr. Hart served as Executive Vice President of Corporate Development from April 2000 to January 2001. From January 1999 to April 2000, he was Vice President of Business Development for TransPoint, a joint venture among Microsoft, First Data Corporation and Citigroup. From October 1997 to January 1999, he was Business Development Manager for the Microsoft Internet Finance Server Toolkit at Microsoft Corporation. From February 1996 to September 1997, he was Vice President of Product Management and Strategic Alliances at CheckFree Corporation. Mr. Hart served in various capacities for NationsBank Corporation from February 1987 to February 1996. Mr. Hart holds a degree in American and East Asian History from Harvard College.

      Robert G. Barrett, age 58, has served as a director of Corillian since April 1999. Mr. Barrett became a general partner for FTVentures in 2002. Mr. Barrett was a founding partner of Battery Ventures, and was a Managing Partner from 1984 to 2000. Mr. Barrett serves on the boards of Brooktrout Technology, Inc., Peerless Corporation, and several private companies. Mr. Barrett holds a B.A. degree in History from Harvard College and an M.B.A. degree from the Harvard Business School.

      Ravi Mohan, age 36, has served as a director of Corillian since April 1999. Since September 1996, he has been at Battery Ventures and was promoted to General Partner in June 2000. He is also a member of the board of Addamark, Diligent Systems Inc and Fasturn. During 1995, Mr. Mohan was an associate with McKinsey & Company, a consulting firm, where he assisted consumer packaged goods companies in developing sales and marketing strategies for clients. Mr. Mohan holds a B.S. degree in Operations Research and Industrial Engineering from Cornell University and an M.B.A. degree from the University of Michigan Business School.

      Jay N. Whipple III, age 46, has served as a director of Corillian since November 1997. Since November 1997, Mr. Whipple has served as President of J.N. Whipple, Inc., a money management firm, and as Chairman of Osprey Partners, LLP, a software services company. From May 1996 to November 1997, he was Executive Vice President and Vice-Chairman of CheckFree Corporation. From November 1978 to May 1996, Mr. Whipple served as President of Security APL, Inc., a provider of software and services for portfolio accounting and performance measurement. Mr. Whipple holds a B.A. degree in Economics from Yale University and an M.B.A. degree from the University of Chicago Business School.

      Eric Dunn, age 45, has served as a director of Corillian since July 2001. Since August 2000, Mr. Dunn has been President and owner of Kingston Creek Ventures. From 1986 to 2000, Mr. Dunn served in a number of senior executive capacities at Intuit Inc., most recently as Intuit’s Senior Vice President and Chief Technology Officer. Mr. Dunn graduated with a B.S. in physics from Harvard College and graduated as a Baker Scholar from Harvard Business School.

Board Meetings and Committees

      During 2002, there were eight meetings of the Board of Directors. Each director during 2002 attended more than 75% of the aggregate number of Board of Directors’ meetings and meetings of Board committees of which he was a member.

      The Board of Directors has a standing Audit Committee, consisting of Messrs. Whipple, Barrett and Dunn. Mr. Barrett joined the Audit Committee in April 2003. Until February 2003, Mr. Mohan served on the Audit Committee. The Audit Committee held seven meetings during 2002.

      The Board of Directors has a standing Compensation Committee currently consisting of Messrs. Barrett, Whipple, McCoy and Spooner. Executive officers who are also directors of Corillian do not participate in decisions affecting their own compensation. The Compensation Committee held two meetings during 2002.

      The Board of Directors has a Nominating and Corporate Governance Committee, consisting of Messrs. McCoy, Whipple and Dunn. The committee was established in March 2003. The purpose of the committee is to (i) identify individuals qualified to become members of the Board of Directors, (ii) approve and recommend to the Board of Directors director candidates, (iii) develop, update as necessary and recommend to the Board of Directors corporate governance principles and policies applicable to the Company, and (iv) monitor compliance with such principles and policies. The committee does not consider nominees recommended by security holders.

Compensation of Directors

      Non-employee directors receive $1,000 for each Board of Directors meeting attended and $500 for each committee meeting attended. In February 2002, we granted an option to purchase 250,000 shares of common stock to John B. McCoy with an exercise price per share of $2.85. In October 2002, we cancelled all stock options previously granted to Mr. McCoy and issued 30,000 shares of restricted stock to him. The restrictions on these shares lapse fully on October 30, 2003. In February 2002, we granted an option to purchase 5,000 shares of common stock to each of Robert Barrett, Ravi Mohan and Jay Whipple III, each with an exercise price per share of $2.85. No employee director receives additional compensation for his or her service as a director.

      Upon initially joining the Board of Directors, each non-employee director other than the Chairman of the Board of Directors is granted an option to purchase 20,000 shares of our common stock, which vests over a two-year period. After the initial two-year vesting period, each non-employee director other than the Chairman of the Board of Directors is then granted an option to purchase 5,000 shares of our common stock, which vests over a one-year period. In 2002, we cancelled all stock options previously granted to Ravi Mohan at his request. Mr. Mohan elected to cancel these stock options and to not receive any future stock options in accordance with the guidelines imposed upon him by Battery Ventures, a shareholder of Corillian of which Mr. Mohan serves as a General Partner.

Compensation Committee Interlocks and Insider Participation

      The members of the Compensation Committee during 2002 were Messrs. Barrett, Whipple, McCoy and Spooner. Mr. Spooner was our Chief Executive Officer until October 2002. Messrs. Barrett, McCoy and Whipple have at no time been officers or employees of Corillian. Mr. Barrett was a partner of Battery Ventures, a holder of more than 5% of our stock, until April 2000. We have issued and sold shares of stock to Battery Ventures in two private placement transactions, as previously reported.

Family Relationships

      There are no family relationships between any director, executive officer or person nominated or chosen to be a director or executive officer, and any other director, executive officer or person nominated or chosen to become a director or executive officer of Corillian.

Executive Officers

      Set forth below are the ages, as of the Record Date, and certain biographical information for the executive officers of Corillian.

Name	Age	Position

Alex P. Hart(1)	40	Chief Executive Officer and President
Chris Brooks	35	Chief Technology Officer
Steven Sipowicz	50	Chief Financial Officer and Secretary
William J. Hughes Jr.	40	Executive Vice President of Operations
Erich J. Litch	32	Senior Vice President of Corporate Development and General Counsel

(1)	For information regarding Mr. Hart, see “Board and Nominee Biographical Information.”

      Chris Brooks has served as our Chief Technology Officer since March 2001. Mr. Brooks served as our Vice President of Engineering from June 2000 to March 2001, as our Director of Platform Engineering from January 2000 to June 2000, and as our Engineering Manager for Voyager from September 1999 to January

2000. From 1998 to 1999, Mr. Brooks served as Senior Principal Engineer for GenRad. From 1996 to 1998, Mr. Brooks was the manager for Manufacturing-Wide Software Development for Micron Technology. Mr. Brooks holds Bachelor of Science degrees in both computer science and electrical engineering from Washington University in St. Louis, Missouri, and a master’s degree in electrical and computer engineering, with an emphasis on high-availability computing, from the University of California at Santa Barbara.

      Steve Sipowicz has served as our Chief Financial Officer since November 1999 and as our Secretary since January 2000. From October 1997 to November 1999, Mr. Sipowicz served as Chief Financial Officer of F.I.C.S. Group, N.V., a financial software and services company. From October 1996 to September 1997, he was Vice President, Finance and Administration and Chief Financial Officer of Intrinsa Corporation, a development tools company. From April 1993 to September 1996, he served as Vice President, Finance and Chief Financial Officer of Integrated Systems, Inc., an operating system software company. Mr. Sipowicz holds a B.S. degree in Chemistry from Bristol University (U.K.) and an M.B.A. degree from Santa Clara University.

      William J. Hughes Jr. has served as our Executive Vice President of Operations since February 2003 and served as our Senior Vice President of Operations from May 2001 to February 2003. Mr. Hughes served as our Vice President of Quality Assurance and Customer Service from September 2000 to May 2001 and as our Director of Quality from April 2000 to September 2000. From 1998 to 2000, Mr. Hughes was Senior Manager of the Infrastructure and IT Strategy Consulting Practices at Sequent Computer Systems. From 1997 to 1998, Mr. Hughes served as Line of Business Manager for Systems Management Products at Sequent Computer Systems. Mr. Hughes holds a B.S. degree in Computer Science from North Carolina State University and a M.S. degree in Computer Science from Georgia Tech.

      Erich J. Litch has served as our Senior Vice President of Corporate Development since October 2002 and as our General Counsel since April 2000. Mr. Litch served as our Senior Vice President of Business and Legal Affairs from April 2002 to October 2002 and as Vice President of Business and Legal Affairs from April 2001 to April 2002. Mr. Litch was an associate at Perkins Coie LLP from April 1999 to April 2000 and an associate at O’Melveny & Myers LLP from October 1997 to April 1999. Mr. Litch holds a B.A. degree in History and Art History from U.C.L.A. and a J.D. degree from Loyola Law School in Los Angeles, California.

      There are no arrangements or understandings pursuant to which any person has been appointed as an executive officer of Corillian. We have no employment contracts with any of our executive officers other than Alex P. Hart.

Executive Compensation

      The following table sets forth the compensation we paid for 2002, 2001 and 2000 to our Chief Executive Officer, our other four most highly compensated executive officers, Ted F. Spooner and Andrew Ian White (collectively, the “Named Executive Officers”). Messrs. Spooner and White were not executive officers of Corillian as of December 31, 2002.

Summary Compensation Table

				Long-Term
				Compensation
				Awards

		Annual Compensation		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Options	Compensation

Alex P. Hart(2)	2002	$235,000	$—	250,000	$209,025	(3)
Chief Executive Officer and President	2001	235,000	148,642	240,000	15,972	(4)
	2000	118,269	19,108	166,667	—
Chris Brooks	2002	155,000	—	80,000	4,163	(5)
Chief Technology Officer	2001	143,993	35,140	40,000	3,981	(6)
	2000	111,234	14,935	53,500	1,913	(7)
Steven Sipowicz	2002	200,000	—	100,000	5,040	(8)
Chief Financial Officer and Secretary	2001	183,526	29,423	—	5,040	(9)
	2000	150,000	32,544	—	10,068	(10)
William J. Hughes Jr.(11)	2002	187,500	25,000	50,000	5,500	(12)
Executive Vice President of Operations	2001	142,500	75,925	30,000	5,250	(13)
	2000	87,308	35,000	43,333	3,125	(14)
Erich J. Litch(15)	2002	155,833	—	50,000	4,675	(16)
Senior Vice President of Corporate	2001	103,750	15,303	25,000	3,572	(17)
Development and General Counsel	2000	58,301	7,501	35,000	1,819	(18)
Ted F. Spooner	2002	381,054	—	100,000	4,560	(19)
Vice Chairman and former	2001	269,750	38,526	250,000	6,494	(20)
Chief Executive Officer	2000	234,000	74,221	—	6,833	(21)
Andrew Ian White	2002	158,250	—	—	205,574	(22)
Former Chief Operating Officer	2001	208,333	32,021	—	5,250	(23)
	2000	200,460	71,710	800,000	91,848	(24)

(1)	Cash bonuses are paid to our executive officers based upon their individual contributions to Corillian and our overall performance. Bonuses for a given quarter are paid during the following quarter.

(2)	Mr. Hart joined us in April 2000.

(3)	Consists of $209,025 of relocation expenses paid on behalf of Mr. Hart by us.

(4)	Consists of $15,972 of relocation expenses paid on behalf of Mr. Hart by us.

(5)	Consists of $4,163 in 401(k) matching contributions paid by us.

(6)	Consists of $3,981 in 401(k) matching contributions paid by us.

(7)	Consists of $1,913 in 401(k) matching contributions paid by us.

(8)	Consists of $5,040 in 401(k) matching contributions paid by us.

(9)	Consists of $5,040 in 401(k) matching contributions paid by us.

(10)	Consists of $4,418 in 401(k) matching contributions and $5,650 of relocation expenses paid on behalf of Mr. Sipowicz by us.

(11)	Mr. Hughes joined us in April 2000.

(12)	Consists of $5,500 in 401(k) matching contributions paid by us.

(13)	Consists of $5,250 in 401(k) matching contributions paid by us.

(14)	Consists of $3,125 in 401(k) matching contributions paid by us.

(15)	Mr. Litch joined us in April 2000.

(16)	Consists of $4,675 in 401(k) matching contributions paid by us.

(17)	Consists of $3,572 in 401(k) matching contributions paid by us.

(18)	Consists of $1,819 in 401(k) matching contributions paid by us.

(19)	Consists of $4,560 of life insurance premiums paid by us.

(20)	Consists of $2,273 in 401(k) matching contributions and $4,221 of life insurance premiums paid by us.

(21)	Consists of $2,273 in 401(k) matching contributions and $4,560 of life insurance premiums paid by us.

(22)	Consists of $202,224 in sales commissions and $3,350 in 401(k) matching contributions paid by us.

(23)	Consists of $5,250 in 401(k) matching contributions paid by us.

(24)	Consists of $2,214 in 401(k) matching contributions, $14,634 of relocation expenses paid on behalf of Mr. White by us and $75,000 in sales commissions.

Option Grants

      The following table sets forth information with respect to grants of stock options to the Named Executive Officers during 2002.

Option Grants in 2002

		Percent of
	Number of	Total			Potential Realizable Value at
	Shares	Options			Assumed Annual Rates of Stock
	Underlying	Granted to	Exercise		Price Appreciation for Option Term(3)
	Options	Employees	Price per	Expiration
Name	Granted(1)	in Year	Share(2)	Date	0%	5%	10%

Alex P. Hart	250,000	19.4%	$2.85	2/11/2012	$712,500	$1,160,587	$1,848,042
Chris Brooks	80,000	6.2	2.85	2/11/2012	228,000	371,388	591,373
Steven Sipowicz	100,000	7.7	2.85	2/11/2012	285,000	464,235	739,217
William J. Hughes Jr.	50,000	3.9	2.85	2/11/2012	142,500	232,117	369,608
Erich J. Litch	50,000	3.9	2.85	2/11/2012	142,500	232,117	369,608
Ted F. Spooner	100,000	7.7	2.85	2/11/2012	285,000	464,235	739,217

(1)	Options may terminate before their expiration dates if the optionee’s status as an employee or director is terminated.

(2)	Based on the closing price of the common stock as reported on the Nasdaq National Market on the grant date. These option shares vest over four years, with one-fourth vesting after the first year and the remaining option shares ratably vesting quarterly over the remaining three years.

(3)	This column shows the hypothetical gains or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 10-year term of the options. The assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices.

Aggregate Option Exercises and Year-End Option Values

      The following table sets forth certain information regarding exercises of stock options during 2002 by the Named Executive Officers and the year-end value of options held by such individuals.

Aggregate Option Exercises in 2002 and Year-End Option Values

			Number of Shares
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		December 31, 2002		December 31, 2002(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Alex P. Hart	—	$—	225,834	430,833	$—	$—
Chris Brooks	1,667	3,167	51,136	125,281	—	—
Steven Sipowicz	—	—	205,000	100,000	—	—
William J. Hughes Jr.	—	—	38,333	85,000	—	—
Erich J. Litch	—	—	31,250	78,750	—	—
Ted F. Spooner	20,000	12,000	258,125	271,875	52,200	—
Andrew Ian White	10,000	1,260	—	—	—	—

(1)	Calculated based on the difference between the option exercise price and the closing price of our common stock on December 31, 2002 ($0.91 per share), the last trading day of 2002. The potential values have not been, and may never be, realized. The underlying options have not been, and may never be, exercised. Actual gains, if any, on exercise will depend on the value of our common stock on the date of exercise.

Compensation Committee Report on Executive Compensation

Compensation Committee

      The Compensation Committee of the Board of Directors consists of Messrs. Barrett, Whipple, McCoy and Spooner. Mr. Barrett is the Chairman of the Compensation Committee. Pursuant to authority delegated by the Board of Directors, the Compensation Committee approves compensation of executive officers, including the Chief Executive Officer. The Compensation Committee is also responsible for reviewing and approving executive compensation programs and administering our stock incentive and executive compensation plans. The Compensation Committee also provides advice on a broad range of human resources issues including best practices in the areas of benefits, staffing, succession planning and general compensation.

Compensation Policy

      The Compensation Committee believes that Corillian’s total executive compensation programs should be related to corporate performance. We have developed a total compensation strategy that ties a significant portion of executive compensation to achievement of pre-established financial results. The primary objectives of the executive Compensation Committee are to:

•	Attract and retain talented executives;

•	Motivate executives to achieve long-term business strategies while achieving near-term financial targets; and

•	Align executive performance with Corillian’s strategic and tactical goals.

      We have base pay and bonus programs for our executive officers, as well as a 401(k) plan. These programs are designed to offer compensation that is competitive with compensation offered by companies of similar size and complexity within the software industry. The Compensation Committee uses comparative information from a group of companies in the software industry, particularly the Internet-based financial services software industry, for establishing executive compensation, general compensation structures and Corillian performance goals.

Base Salaries

      Base salaries for the Chief Executive Officer and other executive officers are initially determined by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for corporate executives. This includes a comparison of base salary and total compensation for comparable positions at other companies.

      Annual salary adjustments are considered and determined by evaluating Corillian’s performance and each executive officer, and also take into account any new responsibilities and information about the competitive marketplace for corporate executives. The Compensation Committee, when appropriate, also considers non-financial performance measures that focus attention on improvement in management processes.

Executive Bonus Plan

      Our executive officers participate in an executive bonus plan, which is a quarterly cash incentive compensation plan. Corillian’s performance objectives and each executive officer’s personal objectives are established and approved by the Compensation Committee in the first quarter of the fiscal year. Performance measures have established quarterly targets that determine the amount of cash payment under the plan. The Compensation Committee suspended the executive bonus plan for fiscal 2002 and is evaluating reinstating the plan in the first half of 2003.

     Stock Options

      All of our employees, including executive officers, are eligible to participate in our 2000 Stock Incentive Compensation Plan. All option grants are approved by the Compensation Committee, except that our Chief Executive Officer may approve option grants so long as the number of shares subject to the options granted to a particular individual do not exceed 30,000 in any twelve-month period. Guidelines for the number of options granted have been established and are reviewed periodically to ensure competitiveness. Actual grants are based on individual performance and contribution to our strategic success.

Compensation Committee Report Submitted By:

Robert G. Barrett, Chairman
Jay N. Whipple III
John B. McCoy
Ted F. Spooner

Audit Committee Report

Audit Committee

      The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee consists of Messrs. Whipple and Jensen. Until February 2003, Mr. Mohan served on the Audit Committee. Mr. Whipple is the Chairman of the Audit Committee. All of the members of the Audit Committee are able to read and understand financial statements and have experience in finance and accounting that provide them with financial sophistication. Messrs. Whipple and Jensen are both independent directors, but Mr. Mohan may have been deemed to not be an independent director under NASD Rule 4200(15)(d) because he is employed by Battery Ventures, an affiliate of the Company. While Mr. Mohan did not meet the definition of independence of NASD Rule 4200(15)(d), the Board of Directors had determined in its business judgment that Mr. Mohan’s membership on the audit committee was in the best interests of the company and its shareholders. Because of proposed revisions to the NASD rules, Mr. Mohan no longer serves on the Audit Committee.

Duties and Responsibilities

      The Audit Committee operates under a written charter approved by the Board of Directors. Pursuant to authority delegated by the Board of Directors and the written charter of the Audit Committee, the Audit Committee

•	recommends the selection, retention or replacement of our independent auditor, and ensures the independence of the auditor through an analysis of written statements delineating all relationships between the auditor and Corillian and by engaging in dialogue with the auditor regarding any relationships that may impact the objectivity and independence of the auditor;

•	reviews the scope and results of the annual independent audit of the books and records of Corillian;

•	reviews the adequacy of internal accounting, financial and operating controls;

•	reviews procedures to ensure compliance with applicable financial reporting requirements of government agencies; and

•	performs such other duties as the Board of Directors deems appropriate.

      In connection with these responsibilities, the Audit Committee met with management and the independent auditors to review and discuss the December 31, 2002 financial statements. The Audit Committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence.

     Fiscal 2002 Audit

      Based upon the Audit Committee’s discussions with management and the independent auditors, and the Audit Committee’s review of the representations of management and the independent auditors, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Corillian’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Audit Committee Report Submitted By:

Jay N. Whipple III, Chairman
Eric Dunn
Ravi Mohan

Audit and Non-Audit Fees

      The following table presents fees for professional services rendered by our independent auditors, KPMG LLP, for the audit of our annual financial statements for 2002, and fees billed for other services rendered by KPMG LLP during 2002.

Services	Fees

Audit fees	$150,000
Audit-related fees(1)	$40,000
Tax fees(2)	$56,000
All other fees(3)	$35,000

Total fees	$281,000

(1)	Audit-related fees consisted of fees for a SAS 70 review performed by KPMG LLP over Corillian’s hosted data center located in Oregon.

(2)	Tax fees consisted of fees for tax consultation and tax compliance services.

(3)	All other fees consisted of fees for litigation support services provided by KPMG LLP in conjunction with KeyBank’s intellectual property infringement lawsuit against Corillian and Corillian’s counterclaim against KeyBank.

      The Audit Committee has considered and determined that the non-audit services provided by KPMG LLP in 2002 are compatible with maintaining the auditor’s independence.

Employment, Change of Control and Severance Agreements

      In January 2001, we entered into an employment agreement with Alex P. Hart to serve as President. The term of the agreement is two years but renews automatically for successive one-year periods. Mr. Hart was appointed as Chief Executive Officer in October 2002.

      Mr. Hart’s base compensation is $235,000 per year for the term of the agreement. He also received a signing bonus of $75,000 in January 2001, and we agreed to pay his relocation expenses in moving from Bellevue, Washington to Portland, Oregon. Mr. Hart may be terminated without cause or for cause, disability or death. If Mr. Hart is terminated without cause during the term of the agreement, he is entitled to exercise 50% of the then unvested portion of all of his stock options. Pursuant to Mr. Hart’s agreement, we extended a $300,000 short-term loan to him to assist him in purchasing a house in Portland, Oregon while he was in the process of selling his house in Bellevue, Washington. The loan is interest-free and is secured by all assets of Mr. Hart. Mr. Hart has paid $140,000 of the principal amount of the note, and $160,000 of the principal amount remains outstanding.

      In connection with Mr. Spooner’s departure as Chief Executive Officer in October 2002, Corillian entered into an agreement with Mr. Spooner, which requires Corillian to pay Mr. Spooner a severance payment of approximately $600,000, $300,000 of which is due upon termination of the agreement or Mr. Spooner’s termination of employment as Chief Corporate Strategist, and $300,000 of which is due in four equal quarterly installments beginning 90 days after such termination. In April 2003, our Board of Directors elected to make the installment payments in one lump-sum payment to Mr. Spooner in April 2003. Mr. Spooner’s agreement terminated on April 7, 2003. Mr. Spooner will no longer be a director of Corillian effective May 7, 2003.

      Corillian has entered into severance agreements with eight employees of the company, including the executive officers. These severance agreements provide for severance payments to be made to these employees if they are terminated without cause within one year after a change in control of Corillian. The severance payment that would be made to each of these employees depends upon the seniority of the individual and the length of the individual’s employment with Corillian. For example, our chief executive officer and chief financial officer would each be entitled to a severance payment equal to two years’ of his base compensation, the maximum amount permitted under the agreements.

Related Party Transactions

      In August 2001, we advanced $100,000 to Andrew White in exchange for a note from Mr. White. As of December 31, 2002, Mr. White had paid all amounts outstanding under this note.

COMPARISON OF TOTAL CUMULATIVE SHAREHOLDER RETURN

      The graph below compares the cumulative total shareholder return on our common stock with the cumulative total return on the Nasdaq Composite U.S. Index and a peer group of companies in the our industry over the period indicated, assuming the investment of $100 on April 12, 2000, the date of our initial public offering, and reinvestment of any dividends. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

Total Shareholder Return

      The selected peer group consists of S1 Corporation, Digital Insight, Online Resources and Communications, Intellidata and Jack Henry. Such companies have been selected for the peer group on the basis of, among other factors, the similarity of their business to our business and their market capitalization relative to our market capitalization.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table contains information about the beneficial ownership of our common stock as of March 17, 2003 for

•	each person who beneficially owns more than 5% of our common stock;

•	our chief executive officer and each of the executive officers named in the summary compensation table; and

•	all of our executive officers and directors as a group.

      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and except for community property laws where applicable, the persons named in the following table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 36,289,275 shares of common stock outstanding as of March 17, 2003.

		Percentage of Shares
Name and Address	Beneficially Owned	Outstanding

Battery Ventures(1)	9,803,962	27.0%
901 Mariners Island Boulevard, Suite 475 San Mateo, California 94404
Ted F. Spooner(2)	2,886,063	7.9
Jay N. Whipple III(3)	1,671,396	4.6
135 South LaSalle Street, Suite 2412 Chicago, Illinois 60603
Alex P. Hart(4)	408,962	1.1
Ravi Mohan(5)	9,803,862	27.0
c/o Battery Ventures 901 Mariners Island Boulevard, Suite 475 San Mateo, California 94404
Steven Sipowicz(6)	317,394	*
Robert C. Barrett(7)	118,334	*
Chris Brooks(8)	95,973	*
William J. Hughes Jr.(9)	69,070	*
John B. McCoy	56,000	*
Erich J. Litch(10)	54,375	*
Eric Dunn(11)	31,000	*
Andrew Ian White	2,500	*
All directors and executive officers as a group (11 persons)(12)	15,514,929	41.4

*	Represents beneficial ownership of less than 1%.

(1)	Consists of 8,385,452 shares held by Battery Ventures V, L.P.; 1,225,495 shares held by Battery Ventures Convergence Fund, L.P.; and 193,015 shares held by Battery Investment Partners V, LLC.

(2)	Includes 320,625 shares subject to options exercisable within 60 days of April 9, 2003 and 2,526,667 shares owned by Mr. Spooner in his capacity as sole trustee of the Ted F. Spooner Trust Agreement, dated January 21, 2000, and any amendments thereto.

(3)	Includes 31,666 shares subject to options exercisable within 60 days of April 9, 2003.

(4)	Consists of 404,792 shares subject to options exercisable within 60 days of April 9, 2003.

(5)	Consists of 8,385,452 shares held by Battery Ventures V, L.P.; 1,225,495 shares held by Battery Ventures Convergence Fund, L.P.; and 193,015 shares held by Battery Investment Partners V, LLC. Mr. Mohan disclaims beneficial ownership of all of these shares, except to the extent of his pecuniary interests.

(6)	Includes 236,250 shares subject to options exercisable within 60 days of April 9, 2003.

(7)	Includes 18,334 shares subject to options exercisable within 60 days of April 9, 2003.

(8)	Includes 88,656 shares subject to options exercisable within 60 days of April 9, 2003.

(9)	Includes 63,125 shares subject to options exercisable within 60 days of April 9, 2003.

(10)	Includes 54,375 shares subject to options exercisable within 60 days of April 9, 2003.

(11)	Includes 10,000 shares subject to options exercisable within 60 days of April 9, 2003.

(12)	Includes 1,227,823 shares subject to options exercisable within 60 days of April 9, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers and any persons who beneficially own more than 10 percent of our common stock to report their initial ownership of common stock and any subsequent changes in that ownership to the Securities and Exchange Commission (the “SEC”). Specific due dates for such reports have been established. Persons subject to the Section 16(a) reporting requirements are required to furnish the Company copies of all Section 16(a) reports they file with the SEC. To our knowledge, based solely on a review of copies of such reports furnished to us and representations that no other reports are required, all Section 16(a) filing requirements applicable to such reporting persons have been complied with since we became subject to the Exchange Act provisions in April 2000, except Mr. Spooner inadvertently filed late reports for two transactions executed in December 2002.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      On February 11, 2003, the Audit Committee of the Board of Directors recommended appointment of KPMG LLP to act as our independent auditors for the period ending December 31, 2003. The Board of Directors accepted this recommendation and appointed KPMG as our independent auditors on March 17, 2003. Representatives of KPMG LLP will be in attendance at the Annual Meeting and will be given the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

      The Board of Directors recommends that the shareholders vote “FOR” the ratification of KPMG LLP as Corillian’s independent auditors for the year ending December 31, 2003.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

      Shareholder proposals to be presented at the 2004 Annual Meeting of Shareholders must be received at Corillian’s principal executive offices no later than December 11, 2003 in order to be included in Corillian’s proxy statement and form of proxy relating to that meeting.

      According to Corillian’s Bylaws, for business to be properly brought before the 2004 Annual Meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at Corillian’s principal executive offices not less than 60 days nor more than 90 days prior to the date of the 2004 Annual Meeting; provided, that in the event that less than 70 days’ notice of the date of the 2004 Annual Meeting is given to the shareholders, notice by the shareholder, to be timely, must be so received not later than the close of business on the seventh day following the day on which such notice of the date of the meeting was mailed.

      If Corillian receives proper notice of a shareholder proposal pursuant to Corillian’s Bylaws, and such notice is not received a reasonable time prior to mailing by Corillian of its proxy materials for Corillian’s 2004 Annual Meeting of Shareholders, Corillian believes that its proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

      Corillian delivers a copy of our proxy materials to each shareholder, including those who share an address. Shareholders sharing an address who receive multiple copies of our proxy materials may request delivery of a single copy of our proxy materials by notifying us in writing at: Corillian Corporation, 3400 NW John Olsen Place, Hillsboro, Oregon 97124, Attn: the Secretary.

      CORILLIAN’S 2002 ANNUAL REPORT TO SHAREHOLDERS ACCOMPANIES THESE MATERIALS. COPIES OF CORILLIAN’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 MAY BE OBTAINED FROM CORILLIAN WITHOUT CHARGE UPON WRITTEN REQUEST TO CORILLIAN. REQUESTS SHOULD BE DIRECTED TO THE SECRETARY, CORILLIAN CORPORATION, 3400 NW JOHN OLSEN PLACE, HILLSBORO, OREGON 97124.

Alex P. Hart
Chief Executive Officer and President

Portland, Oregon

April 9, 2003

PROXY

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 7, 2003.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Steven Sipowicz and Alex P. Hart, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Corillian Corporation held of record by the undersigned on March 17, 2003, at the Annual Meeting of Shareholders to be held on May 7, 2003 or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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Mark Here
for Address	☐
Change or
Comments
PLEASE SEE REVERSE SIDE

		FOR	WITHHELD FOR ALL			FOR	AGAINST	ABSTAIN
1.	Election of Directors. Election of the following nominees to serve as directors each for a three-year term or until his or her successor is duly elected. (1) Jay Whipple III (2) Eric Dunn	☐	☐	2.	Ratification of Independent Auditors. Ratify the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003.	☐	☐	☐

	Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH NOMINEE IN ITEM 1 AND “FOR” ITEM 2.

Please sign below exactly as your name appears on your stock certificate. When shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

Signature	Signature if held jointly	Date	, 2003

YOUR VOTE IS IMPORTANT. PROMPT RETURN OF THIS PROXY CARD WILL HELP SAVE THE EXPENSE OF ADDITIONAL SOLICITATION EFFORTS.
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